EXHIBIT 5.2

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

September 26, 2008

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

Re:	Integral Systems, Inc., a Maryland corporation (the “Company”)- Registration Statement on Form S-3 pertaining to the registration of: (i) shares of common stock of the Company, par value $.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company (“Preferred Stock”); (iii) debt securities of the Company (“Debt Securities”); and (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3 (the “Registration Statement”), filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about September 26, 2008. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 18, 1999, Articles Supplementary filed with the Department on March 13, 2006 and Articles Supplementary filed with the Department on February 12, 2007;

(ii)

the Amended and Restated By-laws of the Company, in the form attached as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Commission on

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

December 21, 2000, as amended by Amendment No. 1 to the Amended and Restated By-laws of the Company, adopted on or as of March 16, 2006, Amendment No. 2 to the Amended and Restated By-laws of the Company, adopted on or as of December 6, 2006, Amendment No. 3 to the Amended and Restated By-laws of the Company, adopted on or as of February 7, 2007, and Amendment No. 4 to the Amended and Restated By-laws of the Company, adopted on or as of September 14, 2007 (collectively, the “By-laws”);

(iii)	resolutions adopted by the Board of Directors of the Company on September 26, 2008 (the “Directors’ Resolutions”);

(iv)	the Registration Statement and the related form of prospectus included therein, in substantially the form to be filed with the Commission pursuant to the Act;

(v)	a status certificate of the Department, dated September 25, 2008, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vi)	a certificate of William M. Bambarger, Jr., Chief Financial Officer and Treasurer of the Company, dated as of the date hereof (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the By-laws, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate; and

(vii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors or the stockholders of the Company, as the case may be, subsequent to the date hereof, including, but not limited to, the adoption of all resolutions, the approval of all amendments to the Charter, and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in Paragraphs 1, 2, 3 and 4 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, or duly called meetings of the stockholders of the Company at which a quorum of the stockholders is present and acting throughout, as the case may be, all in accordance with the Charter and By-laws and applicable law;

(e)	the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon conversion of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized in the Charter, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to conversion of such Securities;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

(f)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or By-laws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)	that certain Senior Indenture (the “Senior Indenture”) to be entered into by and between the Company and Wilmington Trust FSB, as trustee (the “Trustee”), and that certain Subordinated Indenture (the “Subordinated Indenture”) to be entered into by and between the Company and the Trustee, will each have been duly authorized, executed and delivered by all parties thereto, will constitute the legal, valid and binding obligation of such parties enforceable in accordance with its terms and be in full force and effect on the date subsequent to the date hereof on which any of the Debt Securities are issued and thereafter for so long as such Debt Securities are outstanding; and

(i)	that a warrant agreement relating to the Warrants will have been duly authorized and validly executed and delivered by the Company and each other party thereto, the terms of the Warrants will have been established in accordance with such agreement and the Warrants will have been executed and delivered in accordance with the related warrant agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of the requisite consideration therefor provided therein, the Warrants will constitute a legal, valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms, and be in full force and effect on the date subsequent to the date hereof on which any of the Warrants are issued and thereafter for so long as such Warrants are outstanding.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2)

Upon: (a) an amendment to the Charter authorizing shares of unclassified Preferred Stock and authorizing the Board of Directors to classify or reclassify such unclassified shares of Preferred Stock into one or more classes or series of Preferred Stock having been declared advisable by the Board of Directors in accordance with the Maryland General Corporation Law (the “MGCL”), having been approved by the stockholders of the Company by the requisite vote under the Charter and the MGCL, and articles of amendment to the Charter setting forth such amendment having been filed with, and accepted for record by, the Department, and having become effective; (b) designation and classification by the Board of Directors of one or more classes or series of Preferred Stock, shares of which are to be issued, to distinguish each such class or series from any other existing class or series of Preferred Stock; (c) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class or series; (d) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Stock; (e) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class or series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (f) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

minimum price or value of consideration to be set by the Board of Directors, and (g) reservation and due authorization by the Board of Directors of any shares of any other class or series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)	Upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the execution and delivery of one or more certificates of officer(s) of the Company, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Debt Securities of another series issuable upon conversion of the Debt Securities in accordance with the procedures set forth in this Paragraph 3; and/or the due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of the Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Integral Systems, Inc.

September 26, 2008

(4)	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any indenture, agreement or other instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; or due authorization by the Board of Directors of any Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 3 above; all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP